UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2016

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2016, Computer Task Group, Incorporated (“CTG”) entered into a Second Amendment to its Credit Agreement with Keybank National Association as administrative agent for the Lenders as defined in said Credit Agreement. The Amendment amends Section 5.15(b) of the Credit Agreement by permitting CTG to repurchase up to Ten Million Dollars ($10,000,000.00) of its common stock over the remaining life of the Credit Agreement. The foregoing summary is qualified in all respects by reference to the complete terms of the Amendment, a copy of which is filed with this Form 8-K as Exhibit 10.1

Item 7.01 Regulation FD Disclosure.

On November 17, 2016, the Company issued a Press Release announcing that its Board of Directors has authorized the Company to repurchase up to $10 million of its outstanding shares over the remaining life of the Credit Agreement and the suspension of the Company’s cash dividend. The Press Release is attached to this report as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Second Amendment dated November 16, 2016 to Credit Agreement with Keybank National Association as administrative agent for the Lenders as defined in the Credit Agreement.

99.1	Press Release entitled “CTG Announces $10 Million Repurchase Authorization”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: November 17, 2016	By:	/s/ Peter P. Radetich
Peter P. Radetich Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment dated November 16, 2016 to Credit Agreement with Keybank National Association as administrative agent for the Lenders as defined in the Credit Agreement.

99.1	Press Release entitled “CTG Announces $10 Million Repurchase Authorization”.